EXHIBIT 99.1

MultiPlan Corporation Receives Continued Listing Standard Notice from NYSE
•Company has six months to regain compliance with the minimum price criteria for continued listing on the NYSE
•Company remains focused on executing its Growth Plan and on delivering results and shareholder value

NEW YORK – March 29, 2024 – MultiPlan Corporation (NYSE: MPLN) (“MultiPlan” or the “Company”) announced today that it received notice (the “Notice”) on March 28, 2024 from the New York Stock Exchange (the “NYSE”) that, as of March 27, 2024, it was not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual (“Section 802.01C”) because the average closing price of the Company’s Class A Common Stock (the “Common Stock”) was less than $1.00 per share over a consecutive 30 trading-day period.
Pursuant to Section 802.01C, the Company has a period of six months following the receipt of the Notice to regain compliance with the minimum price criteria. In accordance with Section 802.01C, the Company plans to notify the NYSE within 10 business days of its receipt of the Notice of its intent to cure the deficiency, which may include, if necessary, effecting a reverse stock split, subject to approval by the Board of Directors and stockholders of the Company.
The Company may regain compliance with the minimum price criteria at any time during the six-month cure period if, on the last trading day of any calendar month during the cure period, the Company has (i) a closing share price of at least $1.00, and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.
The Notice has no immediate impact on the listing of the Common Stock, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with the other continued listing requirements of the NYSE.
The Notice does not affect the Company’s business operations or its reporting obligations with the Securities and Exchange Commission, nor does it conflict with or prompt default under any of the Company’s material debt or other agreements. The Company fully intends to regain compliance and will take necessary action to ensure that the Common Stock continues to be listed on the NYSE. The Company remains focused on executing its Growth Plan and on delivering results and shareholder value.
About MultiPlan
MultiPlan is committed to delivering affordability, efficiency, and fairness to the US healthcare system by helping healthcare payors manage the cost of care, improve their competitiveness, and inspire positive change. Leveraging sophisticated technology, data analytics, and a team rich with industry experience, MultiPlan interprets customers’ needs and customizes innovative solutions that combine its payment and revenue integrity, network-based, analytics-based, and data and decision science services. MultiPlan is a trusted partner to over 700 healthcare payors, brokers, employers and groups, and supplemental carriers in the commercial health, government, and property and casualty markets. For more information, visit multiplan.com.
Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date they are made. Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward- looking statements as a result of various factors. Factors that may impact such forward-looking statements also include the factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and other factors beyond our control. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company’s periodic and other filings are accessible on the SEC’s website at www.sec.gov. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts
Investor Relations
Luke Montgomery, CFA
SVP, Finance & Investor Relations MultiPlan
866-909-7427
investor@multiplan.com
Shawna Gasik
AVP, Investor Relations MultiPlan
866-909-7427
investor@multiplan.com
Media Relations
Kahler Buckley
Matter Communications for MultiPlan
860-604-1073
MultiPlan@matternow.com